Exhibit 99.1

Aspen Aerogels, Inc. Reports Third Quarter 2016 Financial Results

and Recent Business Developments

NORTHBOROUGH, Mass., November 3, 2016 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen Aerogels”) today announced financial results for its third quarter of 2016, which ended September 30, 2016, and discussed business developments during the quarter.

Total revenue for the quarter of $29.6 million decreased by 6% compared to the third quarter last year. Third quarter net loss increased to $3.1 million compared to a net loss of $2.5 million in the third quarter of 2015. Net loss per share for the quarter was $0.13 compared to a net loss of $0.11 in the third quarter of 2015.

Adjusted EBITDA for the third quarter of 2016 was $1.5 million compared to $1.7 million in the third quarter of 2015. A reconciliation of non-GAAP Adjusted EBITDA to net loss is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Net loss and Adjusted EBITDA included $1.1 million during the third quarter of 2016 and $0.2 million during the third quarter of 2015 of legal and related expenses associated with Aspen Aerogels’ ongoing patent enforcement actions at the U.S. International Trade Commission and in the German courts.

Third Quarter 2016 Business Developments

•	Gross profit increased 24% year-over-year to $6.4 million, with a gross margin of 22%

•	Completed and commissioned the East Providence pilot line

•	Adjusted timing of the Statesboro, Georgia manufacturing facility and related financing

“We operated well in the third quarter, despite the anticipated weakness in the upstream energy markets. We achieved solid improvement in gross profit and the modest declines in net income and Adjusted EBITDA were driven primarily by the increase in expense associated with our patent enforcement actions. Record revenues in the Asian market, led by continued shipments to the South Asia petrochemical project, were offset by recent softness in the North American and European downstream markets,” said Don Young, President and CEO of Aspen Aerogels.

“Looking forward, we anticipate that the general uncertainty in the energy markets and recent weakness in the downstream markets will continue into 2017. With this view of the market, we believe that we could be challenged to maintain our business levels. Accordingly, we have decided to temporarily delay the board approved Statesboro, Georgia manufacturing expansion and its related financing to better align the expansion project with our assessment of demand for the 2018 to 2020 period,” continued Mr. Young.

“We made solid progress during the quarter in our efforts to diversify our markets and to expand the reach of our technology. We saw strong growth in the LNG and district energy markets and remain on track to introduce products optimized for the power market in late 2017. We completed construction and commenced operation of the pilot line in our East Providence facility designed to support the creation of next generation products for both new and existing markets. In addition, we commenced work on our joint development initiatives with BASF with an initial focus on the building materials market, and continued to seek partnerships with other market leaders to expand the reach of our aerogel technology platform. We believe these initiatives, investments and partnerships will position Aspen for strong long-term growth, particularly when the energy market stabilizes,” concluded Mr. Young.

2016 Financial Outlook

Aspen Aerogels updates its 2016 full year outlook as follows:

•	Total revenue is expected to range between $118 million and $121 million, a refinement of prior guidance of $117 million to $125 million

•	Net loss is expected to range between $9.4 million and $10.6 million, down from the prior guidance range of $6.8 million to $8.6 million

•	Adjusted EBITDA is expected to range between $5.4 million and $6.4 million, down from the prior guidance range of $7.0 million to $8.5 million

•	Net loss per share is expected to range between $0.41 and $0.46, down from the prior guidance range of $0.30 to $0.37 per share

Our updated 2016 outlook also assumes depreciation and amortization of between $9.7 million and $9.8 million, stock compensation expense of between $5.3 million and $5.4 million, interest and other expense of $0.8 million, and weighted average shares outstanding of 23.2 million for the full year. In addition, our updated 2016 outlook reflects an expected $3.5 million to $3.7 million of costs and expenses associated with our patent enforcement actions for the year.

A reconciliation of non-GAAP Adjusted EBITDA to net loss for this 2016 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Aspen Aerogels may incur charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2016 that could cause actual results to vary materially from this outlook. In addition, the timing of projects may have a significant impact on quarterly and annual revenue and profitability and can be difficult to predict.

Conference Call Notification

A conference call with Aspen Aerogels management to discuss the third quarter results and business developments will be webcast at 5:00 pm EDT on November 3, 2016. During the call, management will respond to questions concerning, but not limited to, Aspen Aerogels’ financial performance, business conditions and industry outlook. Management’s discussion and responses could contain information that has not been previously disclosed. The conference call will be available live as a listen-only webcast and will be hosted at the Investors section of the Aspen Aerogels website, www.aerogel.com. In addition, you may call 866-393-4306 (toll free, U.S. & Canada only) passcode “98708857”, or +1 734-385-2616 (international) passcode “98708857”, to listen to the live webcast.

Following the live event, an archived version of the webcast will be available on the Aspen Aerogels website for convenient on-demand replay.

A copy of this press release is posted in the Investors section on the Aspen Aerogels website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen Aerogels provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen Aerogels’ core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen Aerogels’ annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen Aerogels’ ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen Aerogels’ ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen Aerogels’ operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen Aerogels’ GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen Aerogels’ financial results presented in accordance with GAAP. In this press release, Aspen Aerogels has provided a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen Aerogels’ financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen Aerogels is an aerogel technology company that designs, develops and manufactures innovative, high-performance aerogel insulation used primarily in the energy infrastructure and building materials markets where thermal energy efficiency is at a premium and Aspen’s products offer unique value. Headquartered in Northborough, Mass., Aspen Aerogels manufactures its Cryogel®, Pyrogel® and Spaceloft® products at its East Providence, R.I. facility.

Investor Relations Contact:

Shawn Severson

EnergyTech Investor, LLC

Phone: (415) 233-7094

shawn@energytechinvestor.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen Aerogels’ 2016 Financial Outlook. These statements are not historical facts but rather are based on Aspen Aerogels’ current expectations, estimates and projections regarding Aspen Aerogels’ business, operations and other factors relating thereto, including with respect to the 2016 Financial Outlook. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen Aerogels’ expectations about revenue, expenses, Adjusted EBITDA and GAAP EPS; beliefs about Aspen Aerogels financial health and capacity to fund operations; beliefs about Aspen Aerogels’ strategic partnership with BASF, including the potential for the supply agreement and joint development agreement to create new product and market opportunities and to assist in Aspen Aerogel’s market diversification and growth strategy; beliefs about the general strength or health of Aspen Aerogels’ business; beliefs about current or future trends in the energy markets, and the impact of these trends on Aspen Aerogels’ business; beliefs about Aspen Aerogels’ technology strategy and implementation; beliefs about the benefits of the pilot line in the East Providence, Rhode Island, facility, future operating performance on an annual or other basis; accounting and other assumptions involved in arriving at the expectations; and expectations about the cost, timing or likelihood of success of Aspen Aerogels’ patent enforcement actions. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: any inability by Aspen Aerogels or BASF to achieve the goals of the strategic partnership, including an inability to create meaningful revenue under the supply agreement, and an inability to create new product and market opportunities, including in the building materials market; any failure to operate or maintain the pilot line; any sustained downturn in the energy industry or energy prices; any disruption or inability to achieve expected capacity levels in any of our three production lines or the manufacturing facility in which they are located; any failure of demand for Aspen Aerogels’ products; any failure to achieve expected average selling prices for Aspen Aerogels’ products; the failure to generate sufficient operating cash flow or to obtain significant additional capital to pursue Aspen Aerogels’ strategy; the failure of our products to become widely adopted; the competition Aspen Aerogels faces in its business; any failure of Aspen Aerogels’ products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen Aerogels serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; shortages of raw materials; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2015 and filed with the Securities and Exchange Commission (“SEC”) on March 4, 2016, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen Aerogels does not intend to update this information unless required by law.

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$21,129	$32,804
Accounts receivable, net	19,625	20,624
Inventories	12,902	6,532
Prepaids and other current assets	1,831	1,687

Total current assets	55,487	61,647
Property, plant, and equipment, net	81,905	78,322
Other assets	79	105

Total assets	$137,471	$140,074

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,544	$10,684
Accrued expenses	4,145	5,568
Deferred revenue	753	681
Other current liabilities	41	476

Total current liabilities	16,483	17,409
Other long-term liabilities	714	191

Total liabilities	17,197	17,600
Total stockholders’ equity	120,274	122,474

Total liabilities and stockholders’ equity	$137,471	$140,074

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue:
Product	$28,877	$30,926	$88,286	$83,891
Research services	683	613	1,813	1,243

Total revenue	29,560	31,539	90,099	85,134

Cost of revenue:
Product	22,790	26,017	69,505	69,676
Research services	368	350	1,012	663

Gross profit	6,402	5,172	19,582	14,795
Operating expenses:
Research and development	1,328	1,146	3,924	4,001
Sales and marketing	3,056	2,793	8,939	7,847
General and administrative	4,422	3,709	12,229	10,866

Total operating expenses	8,806	7,648	25,092	22,714

Loss from operations	(2,404)	(2,476)	(5,510)	(7,919)
Interest expense, net	(37)	(46)	(115)	(136)
Postponed financing costs	(656)	—	(656)	—

Total other expense, net	(693)	(46)	(771)	(136)

Net loss:	$(3,097)	$(2,522)	$(6,281)	$(8,055)

Net loss per share:
Basic	$(0.13)	$(0.11)	$(0.27)	$(0.35)

Diluted	$(0.13)	$(0.11)	$(0.27)	$(0.35)

Weighted-average common shares outstanding:
Basic and diluted	23,168,251	23,060,456	23,114,280	23,017,822

Square Foot Operating Metric

We price our product and measure our product shipments in square feet.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(amounts in thousands)
Product shipments in square feet	11,843	10,450	33,632	30,380

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of the non-GAAP financial measure included in the Aspen Aerogels, Inc. press release dated November 3, 2016 to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Income (Loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time, which recently included postponed financing costs, which we do not believe are indicative of our core operating performance.

For the three and nine months ended September 30, 2016 and 2015:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(amounts in thousands)
Net loss	$(3,097)	$(2,522)	$(6,281)	$(8,055)
Depreciation and amortization	2,472	2,664	7,298	7,422
Stock-based compensation	1,474	1,476	4,277	4,175
Postponed financing costs	656	—	656	—
Interest expense, net	37	46	115	136

Adjusted EBITDA	$1,542	$1,664	$6,065	$3,678

For the 2016 full year financial outlook:

	Year Ending
	December 31, 2016
	Low	High
	(amounts in thousands)
Net loss	$(10,600)	$(9,400)
Depreciation and amortization	9,800	9,700
Stock-based compensation	5,400	5,300
Postponed financing costs	700	700
Interest expense, net	100	100

Adjusted EBITDA	$5,400	$6,400